Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-144378), Form S-3/A (Nos. 33-60050 and 333-115069), Form S-3ASR (Nos. 333-142192, 333-144568, 333-158762, and 333-180833), Form S-8 (Nos. 333-61323, 333-85659, 333-62626, 333-135087, 333-152658, 333-167265, and 333-184776) and Form S-8 POS (No. 333-152658) of Kimco Realty Corporation and subsidiaries of our report dated February 26, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2013

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